Exhibit 99.1

Insperity Announces Third Quarter Results
HOUSTON – Nov. 4, 2019 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the third quarter ended Sep. 30, 2019:

•	Q3 revenue increased 13% on worksite employee growth of 12%

•	Q3 net income and adjusted EBITDA decreased 29% and 17% to $26 million and $51 million, respectively, on elevated benefit costs

•	Q3 diluted EPS and adjusted EPS decreased 27% and 22% to $0.63 and $0.75, respectively

•	YTD diluted EPS and adjusted EPS up 21% and 17%, to $3.18 and $3.57, respectively

•	YTD repurchase of 1.5 million shares
Third Quarter Results
Revenues increased 13% over the third quarter of 2018 to $1.04 billion on a 12% increase in the average number of worksite employees (“WSEEs”) paid per month. Sequentially, the average paid number of worksite employees increased 4% over the second quarter of 2019.
“While Q3 large medical claim activity in our plan was disappointing, our expectations for long-term trends in sales, pricing and direct costs remain solid,” said Paul J. Sarvadi, Insperity chief executive officer and chairman. “Our fall campaign is off to an excellent start with a 13% increase in trained BPAs and a 23% increase in business profiles supporting our expectation of continuing double-digit growth in 2020.”
Gross profit increased 3% over the third quarter of 2018 to $170.5 million and included higher than expected benefits costs. Higher healthcare costs were driven primarily by large claim activity, which declined from the second quarter of 2019, but remained elevated from historical and expected levels. Other areas of gross profit, including pricing, workers’ compensation costs and payroll taxes combined to a slightly favorable outcome. Operating expenses increased 15% over the third quarter of 2018, slightly below forecasted levels, and included continued investments in our growth, technology and product and service offerings.
As a result of the elevated benefit costs, third quarter 2019 net income and diluted earnings per share (“EPS”) of $25.9 million and $0.63 represented decreases of 29% and 27%, respectively, compared to the third quarter of 2018. Adjusted EPS was $0.75, a 22% decrease over the third quarter of 2018. Adjusted EBITDA decreased 17% over the third quarter of 2018 to $51.2 million.
Year-to-Date Results
For the nine months ended Sep. 30, 2019, net income increased 18% over the first nine months of 2018 to $130.7 million, and diluted EPS increased 21% to $3.18. Adjusted EPS increased 17% over the first nine months of 2018 to $3.57. Adjusted EBITDA increased 9% over the first nine months of 2018 to $209.3 million.
Revenues for the first nine months of 2019 increased 13% to $3.2 billion, on a 14% increase in the average number of WSEEs paid per month over the 2018 period. Gross profit for the first nine months of 2019 increased 10% to $571.0 million. Operating expenses increased 10% to $412.1 million over the 2018 period and adjusted operating expenses increased 13% over the 2018 period.
Net income per WSEE per month increased 3% from $60 in the 2018 period to $62 in the 2019 period. Adjusted EBITDA per WSEE per month decreased 4% from $104 in the 2018 period to $100 in the 2019 period.
Cash outlays in the first nine months of 2019 included the repurchase of approximately 1,481,000 shares of stock at a cost of $153.7 million, dividends totaling $36.8 million and capital expenditures of $41.4 million. Adjusted cash, cash equivalents and marketable securities at Sep. 30, 2019 were $130.9 million.

“Our long-term outlook for growth and profitability remains strong,” said Douglas S. Sharp, Insperity senior vice president of finance, chief financial officer and treasurer. “With high levels of cash flow generation and a strong balance sheet, we continue to be positioned to invest in our growth, while providing exceptional returns to shareholders through our share repurchase and dividend programs.”
2019 Guidance
The company also announced its updated guidance for 2019, including the fourth quarter of 2019. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q4 2019			Full Year 2019

Average WSEEs paid	244,000	—	246,200	235,700	—	236,300
Year-over-year increase	10%	—	11%	12.7%	—	13.0%

Adjusted EPS	$0.50	—	$0.61	$4.08	—	$4.20
Year-over-year increase (decrease)	(28)%	—	(12)%	9%	—	12%

Adjusted EBITDA (in millions)	$38	—	$44	$247	—	$253
Year-over-year increase (decrease)	(20)%	—	(8)%	3%	—	6%
Definition of Key Metrics
Average WSEEs paid - Determined by calculating the company’s cumulative worksite employees paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation and costs associated with a one-time tax reform bonus paid to corporate employees.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, non-cash stock-based compensation and costs associated with a one-time tax reform bonus paid to corporate employees.
Insperity will be hosting a conference call today at 9 a.m. ET to discuss these results, provide guidance for the fourth quarter and an update to the full year guidance, and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 9756178. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 9756178. The webcast will be archived for one year.
About Insperity
Insperity, a trusted advisor to America’s best businesses for more than 33 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Traditional Payroll and Human Capital Management, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Expense Management, Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2018 revenues of $3.8 billion, Insperity operates in 78 offices throughout the United States. For more information, visit http://www.insperity.com.

Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:

•	adverse economic conditions;

•	regulatory and tax developments and possible adverse application of various federal, state and local regulations;

•	the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;

•	cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;

•	vulnerability to regional economic factors because of our geographic market concentration;

•
increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;

•	failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;

•	the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;

•	our liability for worksite employee payroll, payroll taxes and benefits costs;

•	our liability for disclosure of sensitive or private information;

•	our ability to integrate or realize expected returns on our acquisitions;

•	failure of our information technology systems;

•	an adverse final judgment or settlement of claims against Insperity; and

•	disruptions to our business resulting from the actions of certain stockholders.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

SUMMARY FINANCIAL INFORMATION

Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	September 30, 2019	December 31, 2018

Assets
Cash and cash equivalents	$243,439	$326,773
Restricted cash	45,251	42,227
Marketable securities	60,880	60,781
Accounts receivable, net	483,890	400,623
Prepaid insurance	22,161	8,411
Other current assets	26,438	27,721
Income taxes receivable	11,684	—
Total current assets	893,743	866,536
Property and equipment, net	134,956	117,213
Right of use leased assets	58,185	—
Prepaid health insurance	9,000	9,000
Deposits	176,632	172,674
Goodwill and other intangible assets, net	12,717	12,726
Deferred income taxes, net	157	8,816
Other assets	6,732	4,851
Total assets	$1,292,122	$1,191,816

Liabilities and stockholders’ equity
Accounts payable	$5,373	$10,622
Payroll taxes and other payroll deductions payable	180,617	261,166
Accrued worksite employee payroll cost	411,457	329,979
Accrued health insurance costs	33,239	35,153
Accrued workers’ compensation costs	48,927	45,818
Accrued corporate payroll and commissions	39,414	60,704
Other accrued liabilities	42,185	28,890
Total current liabilities	761,212	772,332
Accrued workers’ compensation cost, net of current	190,390	187,412
Long-term debt	239,400	144,400
Operating lease liabilities, net of current	60,132	—
Other accrued liabilities, net of current	—	9,996
Total noncurrent liabilities	489,922	341,808
Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	46,401	36,752
Treasury stock, at cost	(496,917)	(357,569)
Retained earnings	490,949	397,938
Total stockholders’ equity	40,988	77,676
Total liabilities and stockholders’ equity	$1,292,122	$1,191,816

SUMMARY FINANCIAL INFORMATION

Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands, except per share amounts)	2019	2018	Change	2019	2018	Change
Operating results:
Revenues(1)	$1,043,388	$925,126	12.8%	$3,239,714	$2,861,793	13.2%
Payroll taxes, benefits and workers’ compensation costs	872,842	759,072	15.0%	2,668,716	2,341,475	14.0%
Gross profit	170,546	166,054	2.7%	570,998	520,318	9.7%
Salaries, wages and payroll taxes	79,264	70,552	12.3%	237,340	226,486	4.8%
Stock-based compensation	6,517	5,769	13.0%	20,813	14,656	42.0%
Commissions	8,034	6,818	17.8%	22,727	19,863	14.4%
Advertising	4,895	3,846	27.3%	17,474	13,996	24.8%
General and administrative expenses	29,773	25,294	17.7%	92,801	82,565	12.4%
Depreciation and amortization	7,330	5,642	29.9%	20,929	16,335	28.1%
Total operating expenses	135,813	117,921	15.2%	412,084	373,901	10.2%
Operating income	34,733	48,133	(27.8)%	158,914	146,417	8.5%
Other income (expense):
Interest income	2,574	2,028	26.9%	8,621	5,291	62.9%
Interest expense	(2,122)	(1,174)	80.7%	(5,442)	(3,352)	62.4%
Income before income tax expense	35,185	48,987	(28.2)%	162,093	148,356	9.3%
Income tax expense	9,326	12,780	(27.0)%	31,389	37,598	(16.5)%
Net income	$25,859	$36,207	(28.6)%	$130,704	$110,758	18.0%
Less distributed and undistributed earnings allocated to participating securities	(284)	(503)	(43.5)%	(1,546)	(1,546)	—
Net income allocated to common shares	$25,575	$35,704	(28.4)%	$129,158	$109,212	18.3%

Net income per share of common stock
Basic	$0.64	$0.86	(25.6)%	$3.19	$2.64	20.8%
Diluted	$0.63	$0.86	(26.7)%	$3.18	$2.63	20.9%
 ____________________________________

(1)	Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018

Gross billings	$6,555,865	$5,810,779	$19,804,549	$17,284,477
Less: WSEE payroll cost	5,512,477	4,885,653	16,564,835	14,422,684
Revenues	$1,043,388	$925,126	$3,239,714	$2,861,793

SUMMARY FINANCIAL INFORMATION

Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change

Average WSEEs paid	240,939	215,051	12.0%	232,825	204,895	13.6%
Statistical data (per WSEE per month):
Revenues(1)	$1,444	$1,434	0.7%	$1,546	$1,552	(0.4)%
Gross profit	236	257	(8.2)%	272	282	(3.5)%
Operating expenses	188	183	2.7%	197	203	(3.0)%
Operating income	48	75	(36.0)%	76	79	(3.8)%
Net income	36	56	(35.7)%	62	60	3.3%
____________________________________

(1)	Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(per WSEE per month)	2019	2018	2019	2018
Gross billings	$9,070	$9,007	$9,451	$9,373
Less: WSEE payroll cost	7,626	7,573	7,905	7,821
Revenues	$1,444	$1,434	$1,546	$1,552

NON-GAAP FINANCIAL MEASURES

Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.
We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

Adjusted operating expense	Represents operating expenses excluding the impact of the following: • costs associated with a one-time tax reform bonus paid to corporate employees.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, and • depreciation and amortization expense.

Adjusted EBITDA	Represents EBITDA plus: • non-cash stock-based compensation, and • costs associated with a one-time tax reform bonus paid to corporate employees.

Adjusted Net Income	Represents net income computed in accordance with GAAP, excluding: • non-cash stock-based compensation, and • costs associated with a one-time tax reform bonus paid to corporate employees.

Adjusted EPS
Represents diluted net income per share computed in accordance with GAAP, excluding:
•  non-cash stock-based compensation, and
•  costs associated with a one-time tax reform bonus paid to corporate employees.

NON-GAAP FINANCIAL MEASURES

Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended September 30,				Nine Months Ended September 30,
(in thousands, except per WSEE per month)	2019		2018		2019		2018
	$	WSEE	$	WSEE	$	WSEE	$	WSEE

Payroll cost	$5,512,477	$7,626	$4,885,653	$7,573	$16,564,835	$7,905	$14,422,684	$7,821
Less: Bonus payroll cost	408,931	566	434,942	674	1,851,338	884	1,638,028	888
Non-bonus payroll cost	$5,103,546	$7,060	$4,450,711	$6,899	$14,713,497	$7,021	$12,784,656	$6,933
% Change period over period	14.7%	2.3%	17.4%	1.9%	15.1%	1.3%	16.8%	2.8%
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	September 30, 2019	December 31, 2018

Cash, cash equivalents and marketable securities	$304,319	$387,554
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	153,761	224,487
Client prepayments	19,699	34,177
Adjusted cash, cash equivalents and marketable securities	$130,859	$128,890
Following is a reconciliation of operating expenses (GAAP) to adjusted operating expenses (non-GAAP):

	Three Months Ended September 30,				Nine Months Ended September 30,
(in thousands, except per WSEE per month)	2019		2018		2019		2018
	$	WSEE	$	WSEE	$	WSEE	$	WSEE

Operating expenses	$135,813	$188	$117,921	$183	$412,084	$197	$373,901	$203
Less:
One-time tax reform bonus	—	—	—	—	—	—	9,306	5
Adjusted operating expenses	$135,813	$188	$117,921	$183	$412,084	$197	$364,595	$198
% Change period over period	15.2%	2.7%	8.2%	(6.2)%	13.0%	(0.5)%	13.1%	—

NON-GAAP FINANCIAL MEASURES

Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

	Three Months Ended September 30,				Nine Months Ended September 30,
(in thousands, except per WSEE per month)	2019		2018		2019		2018
	$	WSEE	$	WSEE	$	WSEE	$	WSEE

Net income	$25,859	$36	$36,207	$56	$130,704	$62	$110,758	$60
Income tax expense	9,326	13	12,780	20	31,389	15	37,598	20
Interest expense	2,122	3	1,174	2	5,442	3	3,352	2
Depreciation and amortization	7,330	10	5,642	8	20,929	10	16,335	9
EBITDA	44,637	62	55,803	86	188,464	90	168,043	91
Stock-based compensation	6,517	9	5,769	9	20,813	10	14,656	8
One-time tax reform bonus	—	—	—	—	—	—	9,306	5
Adjusted EBITDA	$51,154	$71	$61,572	$95	$209,277	$100	$192,005	$104
% Change period over period	(16.9)%	(25.3)%	42.8%	23.4%	9.0%	(3.8)%	38.0%	20.9%
Following reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018

Net income	$25,859	$36,207	$130,704	$110,758
Non-GAAP adjustments:
Stock-based compensation	6,517	5,769	20,813	14,656
One-time tax reform bonus	—	—	—	9,306
Total non-GAAP adjustments	6,517	5,769	20,813	23,962
Tax effect	(1,728)	(1,505)	(4,818)	(6,022)
Adjusted net income	$30,648	$40,471	$146,699	$128,698
% Change period over period	(24.3)%	68.1%	14.0%	60.9%

NON-GAAP FINANCIAL MEASURES

Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Diluted EPS	$0.63	$0.86	$3.18	$2.63
Non-GAAP adjustments:
Stock-based compensation	0.16	0.14	0.51	0.35
One-time tax reform bonus	—	—	—	0.22
Total non-GAAP adjustments	0.16	0.14	0.51	0.57
Tax effect	(0.04)	(0.04)	(0.12)	(0.14)
Adjusted EPS	$0.75	$0.96	$3.57	$3.06
% Change period over period	(21.9)%	68.4%	16.7%	61.1%
The following is a reconciliation of GAAP to non-GAAP financial measures for fourth quarter and full year 2019 guidance:

(in millions, except per share amounts)	Q4 2019 Guidance	Full Year 2019 Guidance

Net income	$15 - $19	$145 - $149
Income tax expense	6 - 8	37 - 39
Interest expense	3	9
Depreciation and amortization	7	28
EBITDA	31 - 37	219 - 225
Stock-based compensation	7	28
Adjusted EBITDA	$38 - $44	$247 - $253

Diluted net income per share of common stock	$0.37 - $0.48	$3.54 - $3.66
Non-GAAP adjustments:
Stock-based compensation	0.18	0.68
Total non-GAAP adjustments	0.18	0.68
Tax effect	(0.05)	(0.14)
Adjusted EPS	$0.50 - $0.61	$4.08 - $4.20

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